UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

28 West 44th Street, 16th Floor

New York, NY 10036

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 646-429-1505

Symmetry Holdings Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) On December 7, 2007, Novamerican Steel Inc. (the “Company”) dismissed Miller, Ellin & Company LLP (the "Former Auditor") as its independent auditor. The Company's dismissal of the Former Auditor was approved by the entire Board of Directors of the Company upon the recommendation of the Company's Audit Committee. The decision to terminate the Former Auditor was approved by the Company's Audit Committee. The report of the Former Auditor on the Company's balance sheets as of March 12, 2007 and December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 2007 through March 12, 2007, for the period from April 26, 2006 (date of inception) to December 31, 2006 and for the period from April 26, 2006 (date of inception) through March 12, 2007, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the periods from April 26, 2006 (date of inception) through December 31, 2006, January 1, 2007 through March 12, 2007 and April 26, 2006 (date of inception) through March 12, 2007 and any subsequent interim period preceding the termination, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods. There were no reportable events as described in Item 304(a)(i)(v) of Regulation S-K during the periods from January 1, 2007 through March 12, 2007, April 26, 2006 (date of inception) to December 31, 2006 and April 26, 2006 (date of inception) through March 12, 2007.

The Company has provided a copy of the foregoing disclosures to the Former Auditor and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company's statements in this Item 4.01(a). A copy of the letter furnished by the Former Auditor in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) The Company has engaged the firm of Raymond Chabot Grant Thornton LLP (the "New Auditor") as its independent auditor effective on or about December 7, 2007 to act as its independent auditor for fiscal year 2007. The appointment of the New Auditor was approved by the entire Board of Directors of the Company upon the recommendation of the Company’s Audit Committee. On November 15, 2007, the Company acquired all of the outstanding stock of the former Canadian company named Novamerican Steel Inc. (“Former Novamerican”). As part of the completion of the transaction, a wholly-owned, indirect Canadian subsidiary of the Company was amalgamated with Former Novamerican, and the resulting corporation is a wholly-owned, indirect Canadian subsidiary of the Company named Novamerican Steel Canada Inc.  The New Auditor had been the independent registered accountants of Former Novamerican since 1997. During the two most recent fiscal years and the interim period preceding the engagement of the New Auditor, the Company has not consulted with the New Auditor regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On December 7, 2007, the Board of Directors of the Company amended and restated Sections 1, 2 and 3 of Article VII of the Company’s Amended and Restated By-Laws (the “Amendment”). The Amendment allows for the issuance of uncertificated shares through a direct registration system. The board of directors adopted the Amendment to comply with American Stock Exchange rules which will require securities listed on the exchange to be eligible for a direct registration system by January 2008.

The Amendment became effective on December 7, 2007.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

(b) On December 7, 2007, the Board of Directors of the Company approved the change in the Company’s fiscal year end from December 31 to the last Saturday in November. A report for the fiscal year ended November 24, 2007 will be filed on the Company’s Annual Report on Form 10-K. The transition period of November 25, 2007 through December 31, 2007 will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ending February 23, 2008.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit:

Exhibit	Description
3.1	Amendment, dated December 7, 2007, to the Amended and Restated By-Laws of Novamerican Steel Inc.
16.1	Letter from Miller, Ellin & company LLP dated December 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	December 13, 2007	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amendment, dated December 7, 2007, to the Amended and Restated By-Laws of Novamerican Steel Inc.
16.1	Letter from Miller, Ellin & company LLP dated December 10, 2007.